Exhibit 5.1

Our Reference:        KL018/008

[ • ] 2023

PRIVATE AND CONFIDENTIAL

Board of Directors

SMX Public Limited Company (f/k/a Empatan Public Limited Company)

Ten Earlsfort Terrace

Dublin 2

Ireland

D02 T380

Re:	SMX Public Limited Company (f/k/a Empatan Public Limited Company) (the “Company”)

To whom it may concern,

1.	Basis of Opinion (the “Opinion”)

1.1

We are acting as Irish legal counsel to the Company, a public company limited by shares incorporated under the laws of Ireland under company registration number 722009 in connection with the business combination agreement between Lionheart III Corp. (“Lionheart”), Security Matters Limited, the Company and Aryeh MergerSub Inc., dated 26 July 2022 (the “Business Combination Agreement”). We also refer to the registration statement on Form F-4 (File No. 333-267301) filed by the Company on 6 September 2022 and amended on 28 October 2022, 31 October 2022, and 29 November 2022, with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended from time to time (the “Registration Statement”, and the transactions contemplated therein together with those in the Business Combination Agreement, the “Transaction”). We refer in particular to the registration by the Company of:

(a)	up to 45,100,000 ordinary shares of US$0.0001 each in the capital of the Company (the “Shares for Issuance”);

(b)	up to 8,700,000 ordinary shares of US$0.0001 each in the capital of the Company (the “Warrant Shares” and together with the Shares for Issuance, the “Securities”); and

(c)	up to 8,700,000 warrants to subscribe for ordinary shares of US$0.0001 each in the capital of the Company (the “Warrants”).

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland and, in relation to the opinion on taxation set out in paragraph 2.8, is given also on the basis of our understanding of the practices of the Irish Revenue Commissioners on the date hereof. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners, which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Transaction; and

(c)	the searches listed at paragraph 1.5 below.

1.4	In giving this Opinion, we have examined copies of the documents set out in Schedule 1 (the “Documents”) sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on [ ● ] (the “Searches”):

(a)

on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the Irish High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the Irish High Court in Dublin for any proceedings and petitions filed in the last two years.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.7

Save as set out in paragraph 2.8, no opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.

1.8

The opinion set out in paragraph 2.8 represents only our interpretation of Irish tax laws and has no binding, legal effect on, without limitation, the Irish Revenue Commissioners or any court. It is possible that contrary positions may be asserted by the Irish Revenue Commissioners and that one or more courts may sustain such contrary positions. The authorities upon which we rely may change at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in paragraph 2.8.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Securities;

2.2

the Securities, when issued by the Company in accordance with the terms of the Registration Statement and the Business Combination Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof;

2.3

the Company has the requisite corporate authority to issue warrants to subscribe for the Warrant Shares and therefore has the requisite authority to assume the obligations of Lionheart as issuer of warrants to purchase shares in Lionheart (the “Lionheart Warrants”), which shall be adjusted, pursuant to the merger (as described in the Registration Statement),to become the Warrants;

2.4

the adjustment of the Lionheart Warrants to become the Warrants and entry into of the amendment to the warrant agreement between Lionheart, Continental Stock Transfer & Trust Company (the “Warrant Agent”) and the Company (the “Amendment to Warrant Agreement”) (being one of the Documents)will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and will not violate or contravene any law of Ireland of general application in force today;

2.5

the Amendment to Warrant Agreement when executed and delivered by the Company, the execution and delivery by the Company thereof and the performance by the Company of its obligations thereunder will not violate or contravene any law of Ireland of general application in force today;

2.6

the Warrant Shares, when issued, upon the exercise of the Warrants in accordance with the warrant agreement between the Warrant Agent and the Company, as amended by the Amendment to Warrant Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Warrant Shares);

2.7

on the closing of the merger (as described in the Registration Statement), the scheme of arrangement (as described in the Registration Statement) and the option scheme of arrangement (as described in the Registration Statement), the Shares for Issuance will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares for Issuance); and

2.8

subject to the foregoing and the qualifications and limitations set forth in the Registration Statement, the discussion of the Irish tax consequences described in the Registration Statement under the heading “Certain Material Irish Tax Considerations To Non-Irish Holders”, to the extent that it describes Irish tax laws or legal conclusions with respect thereto, is an accurate summary of the tax consequences described therein in all material respects and such statements constitute our opinion.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Securities

3.1	that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.2	that the relevant parties will pay in full all amounts that they have agreed to subscribe for the Securities;

3.3

that the Securities will be issued and the Warrants will be adjusted (the “Securities Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company to be passed prior to the closing of the Business Combination Agreement (“Closing”) and in accordance with the terms of the Registration Statement;

3.4

there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Securities Issuance Event in good faith, for its legitimate and bona fide business purposes;

3.5	that completion of the Transaction (as described in the Registration Statement) will be consummated as described in the Registration Statement;

3.6

that (i) the Securities and the Warrants will be quoted on the Capital Market of the Nasdaq Stock Market LLC at the time of their issuance pursuant to the Transaction (as defined in the Registration Statement) and will continue to be so quoted or (ii) neither the Securities nor the Warrants will (as defined in the Registration Statement) derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf;

Authenticity and bona fides

3.7

the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.8	that the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the originals documents, and the signatures on such documents are genuine;

3.9	that the representations contained in the Officer’s Certificate of a director of the Company dated on or around [ • ] are correct as to questions of fact;

3.10	that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Securities will be properly executed by one or more such persons;

Constitution, Agreements and Resolutions

3.11

that the draft constitution of the Company included at Schedule 2 to this Opinion will be the form of constitution in place on Closing, and, as at Closing, that there shall be no other terms governing the Securities other than those set out in the Constitution and there shall be no other terms governing the Warrants other than those set out in the Amendment to Warrant Agreement;

3.12	that the draft Amendment to Warrant Agreement will be executed and delivered on or before Closing in the form reviewed by us on or before the date hereof;

3.13

all director and shareholder resolutions required to authorise the Securities Issuance Event and the execution and delivery by the Company of the Amendment to Warrant Agreement will have been validly passed prior to Closing, and shall not have been revoked, rescinded or amended;

Accuracy of Searches and Warranties

3.14

the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.15	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1

This Opinion is addressed to you in connection with the registration of the Securities and the Warrants with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

ARTHUR COX LLP

SCHEDULE 1

DOCUMENTS EXAMINED

1.	The Registration Statement and the documents incorporated by reference therein.

2.	A copy of the Business Combination Agreement.

3.	A copy of the resolution of the board of directors of the Company approving the Registration Statement dated 29 August 2022.

4.	A copy of the Constitution of the Company in the form effective on Closing, as appended to this Opinion at Schedule 2.

5.	An Officer’s Certificate of a director of the Company dated [ • ].

6.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Irish Companies Act 2014 dated 1 July 2022.

7.	Letter of Status from the Irish Companies Registration Office in respect of the Company dated on or before the date hereof.

8.	A copy of the agreed-form Amendment to Warrant Agreement.

SCHEDULE 2

CONSTITUTION